EXHIBIT 4.5


                          FIRST SUPPLEMENTAL INDENTURE

     THIS FIRST SUPPLEMENTAL INDENTURE dated as of September 28, 2004 (this "Supplemental Indenture"), is entered into by and between Pioneer Evergreen Properties, LLC, a Texas limited liability company (the "Company"), and Wachovia Bank, National Association, as trustee (the "Trustee"). Capitalized terms used herein and not otherwise defined have the meanings set forth in the Indenture referred to below.

                                    RECITALS

     A. Evergreen Resources, Inc., a Colorado corporation ("Evergreen"), has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of March 10, 2004, providing for the issuance of 5.875% Senior Subordinated Notes due 2012 of Evergreen (the "Securities").

     B. Evergreen has entered into an Agreement and Plan of Merger with the Company dated as of September 28, 2004, pursuant to which Evergreen merged with and into the Company, with the Company as the surviving entity (the "Merger").

     C. Pursuant to Article V of the Indenture, upon consummation of the Merger, the Company shall expressly assume, by supplemental indenture, executed and delivered to the Trustee all obligations of Evergreen under the Indenture and the Securities and the Company will succeed to, and be substituted for, and may exercise every right and power of Evergreen under the Indenture and the Securities.

     D. In accordance with Section 9.1(2) of the Indenture, the Company and the Trustee are authorized to execute and deliver this Supplemental Indenture to amend the Indenture to provide for the assumption by the Company of the obligations of Evergreen under the Indenture and the Securities without the consent of any Holder.

     E. The Company desires and has requested the Trustee to join with it in entering into this Supplemental Indenture for the purpose of amending the Indenture to provide for the assumption by the Company of the obligations of Evergreen under the Indenture and the Securities.

     F. The Company has duly authorized the execution and delivery of this Supplemental Indenture.

                                   AGREEMENTS

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

     Section 1. Confirmation of Original Indenture. Except as amended and supplemented hereby, the Indenture is hereby ratified, confirmed and reaffirmed in all respects. The Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

     Section 2. Successor Company Substituted. In accordance with Article V of the Indenture, upon consummation of the Merger, the Company shall succeed to, and be substituted for, and may exercise every right and power of, Evergreen under the Securities and the Indenture with the same effect as if the Company had been named therein as Evergreen.

     Section 3. Assumption of Obligations. Upon consummation of the Merger, the Company hereby assumes all of the obligations of Evergreen under the Indenture and the Securities with the same effect as if the Company had been named therein as Evergreen.

     Section 4. Miscellaneous.

     (a) Execution of Supplemental Indenture. This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Supplemental Indenture forms a part of the Indenture.

     (b) NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     (c) Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     (d) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

     (e) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.




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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

     Dated:  September 28, 2004
                                      PIONEER EVERGREEN PROPERTIES, LLC

                                      By:  /s/ Richard P. Dealy
                                           ------------------------------------
                                           Name: Richard P. Dealy
                                           Title: Manager


                                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                                        as Trustee

                                      By:  /s/ Doug Milner
                                           ------------------------------------
                                           Authorized Signatory
















               Signature Page to the First Supplemental Indenture
                       (5.875% Senior Subordinated Notes)